Exhibit 4.1

NUMBER	SHARES

AECOM TECHNOLOGY CORPORATION
Incorporated under the Laws of the State of Delaware
See Restrictive Legend on Back of Certificate

This Certifies that                                                                                                                          is the record holder of                                                    Shares of the Capital Stock of

AECOM TECHNOLOGY CORPORATION

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed, or assigned.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed

this                            day of                                    A. D. 20      .

/s/ Stephanie A. Hunter	/s/ John M. Dionisio
SECRETARY	CHIEF EXECUTIVE OFFICER

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 6.10 OF THE BYLAWS OF THE CORPORATION, WHICH ALSO IMPOSES LIMITS UPON WHO MAY BECOME OR REMAIN A SHAREHOLDER. COPIES OF THE BYLAWS MAY BE OBTAINED FROM THE SECRETARY OF THE CORPORATION.

THESE SECURITIES ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE SECURITIES COMMISSION NOR HAS ANY SUCH COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF ANY OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, RESOLD, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE CORPORATION WILL FURNISH, WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHT OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST MAY BE MADE TO THE CORPORATION OR ANY TRANSFER AGENT.

AECOM

TECHNOLOGY CORPORATION

CERTIFICATE
FOR

SHARES

OF

CAPITAL STOCK

ISSUED TO

DATED

For Value Received, hereby sell, assign and transfer unto                                                                                                                                                                                                                                                                    Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                    Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the promises.

Dated                         , 20        .

In presence of

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.